UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CRYO-CELL INTERNATIONAL, INC.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

CRYO-CELL INTERNATIONAL, INC.

700 BROOKER CREEK BOULEVARD

SUITE 1800

OLDSMAR, FLORIDA 34677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 25, 2011

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder meeting to be held August 25, 2011

The Proxy Statement and our 2010 Annual Report on Form 10-K are available on the Internet at

https://www.sendd.com/EZProxy/?project_id=318

To the Stockholders of Cryo-Cell International, Inc.:

Notice is hereby given that the 2011 Annual Meeting of the Stockholders of Cryo-Cell International, Inc. (the “Company”) will be held on August 25, 2011, at 5:00 pm. local time, at the Courtyard by Marriott, 4014 Tampa Road, Oldsmar, Florida 34677. The meeting is called for the following purposes:

1.	To consider for election to the Company’s Board of Directors the six individuals nominated by the Board of Directors.

2.	To ratify the appointment of the firm of Grant Thornton, LLC, as our independent registered public accountants for the year ending November 30, 2011.

3.	To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

The close of business on June 27, 2011, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

A proxy for the meeting is enclosed with this Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement. You are requested to complete and return the accompanying WHITE proxy card, which is solicited by the Company’s board of directors, in the enclosed envelope, or submit a proxy via the Internet or telephone, to be sure that your shares will be represented and voted at the Annual Meeting. The enclosed WHITE proxy card contains instructions on submitting a proxy via the Internet or telephone or, if your shares are registered in the name of a broker or bank, your broker or bank will provide instructions, including as to providing voting instructions over the Internet or by telephone.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying Proxy Statement and submit a proxy for your shares as soon as possible.

By Order of the Board of Directors,

/s/ MERCEDES WALTON
Mercedes Walton Chairman and Chief Executive Officer

Dated: July 25, 2011

CRYO-CELL INTERNATIONAL, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Cryo-Cell International, Inc. (the “Company”) in connection with the 2011 Annual Meeting of Stockholders and any adjournments or postponements thereof. The meeting will be held at the Courtyard by Marriott, 4014 Tampa Road, Oldsmar, Florida 34677, on August 25, 2011, at 5:00 P.M. local time.

This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about July 25, 2011. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 accompanies this Proxy Statement. The Company, a Delaware corporation, has its principal executive offices at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Stockholders Entitled to Vote

Only holders of record of our shares of common stock at the close of business on June 27, 2011 are entitled to notice of and to vote at the meeting and at any adjournments or postponements of the meeting. Each share entitles its holder to one vote on each matter presented at the meeting. The holders of one-third of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date, there were 11,756,325 shares outstanding.

Vote Required

As provided in the Company’s bylaws directors will be elected on a plurality basis. This means that the six candidates receiving the highest number of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for or against the director nominee. Withhold votes and broker non-votes will have no effect on the outcome of the election.

Other than the election of directors, each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, votes cast “For,” and “Against” are included. Abstentions are not counted as votes cast against any matter but will be counted for purposes of determining whether a quorum is present at the meeting.

No proposals other than those identified on the notice of meeting were submitted to the Company pursuant to the advance notice provisions of the Company’s bylaws. Thus, any other proposals raised at the Annual Meeting, other than procedural matters raised by the Chairman of the Annual Meeting, will be ruled out of order.

How to Vote

Your vote is very important to the Board no matter how many shares of Common Stock you own. Whether or not you plan to attend the Meeting, we urge you to vote your shares today.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock (including unvested restricted stock), you may vote your shares either by submitting a proxy in advance of the Meeting or by voting in person at the Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed WHITE proxy card to vote FOR the Board’s nominees. If you submit your executed WHITE proxy card, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the WHITE proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed WHITE proxy card or (b) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. If you later decide to attend the Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of Directors. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR the Board’s nominees by using the WHITE voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Meeting, you must provide a “legal proxy” from your custodian at the Meeting.

Questions on How to Vote

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Georgeson, Inc.

Stockholders May Call Toll-Free: (888) 642-8066.

Banks and Brokers May Call Collect: (212) 440-9800.

Proxy Revocability

Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the annual meeting, withdrawing the proxy, and voting in person.

Meeting Attendance

You may vote shares you hold directly in your name as the stockholder of record in person at the annual meeting. If you choose to do so, please bring the enclosed WHITE proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you also submit the enclosed WHITE proxy card, in accordance with the instructions on the WHITE proxy card and as described below, so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you must obtain a signed proxy form (referred to as a “legal proxy”) from the record holder in order to vote these shares in person at the meeting.

ELECTION OF DIRECTORS

The Board has nominated six nominees for election at the Annual Meeting. Each of the nominees named below is currently a director of the Company except for James Pellow and Anthony Atala who are new nominees standing for election for the first time. Current directors Ki Yong Choi, Michael Cho and Sung Won Sohn were not nominated for re-election and their current term as a director of the Company will expire on the date of the Annual Meeting. If elected, each of the six directors will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or as otherwise provided by the Company’s bylaws or by Delaware law. Each person nominated for election has consented to being named in this proxy statement and has agreed to serve if elected. The Board does not believe that any nominee will be unable to serve.

The Company’s bylaws provide that the number of directors that shall constitute the whole Board shall be established from time to time by the Board and the number of directors may be increased or decreased by a majority vote of the Board. The authorized number of directors currently is seven and will be reduced to six effective at the annual meeting.

Nominees for Election

The name, age, principal occupation and other information concerning each current nominee for election as a director are set forth below:

Mercedes Walton, 57. Chairman of the Board and Chief Executive Officer. Ms. Walton has served as director of the Company since 2000; Chairman since 2002; Interim Chief Executive Officer from 2003 through 2005; and as Chief Executive Officer since 2005. Ms. Walton is an inventor on a broad range of patent-pending Célle stem cell technology applications assigned to the Company. From 2000 until 2005 she served as CEO of Ralston Hill Consulting L.L.C., a strategic business development and technology commercialization practice. In 2001, Ms. Walton served as President and COO of Applied Digital Solutions, Inc. From 1976 to 2000 she was employed by AT&T and formerly served as Vice President Corporate Strategy and Business Development. Ms. Walton is a graduate of Smith College and has Master’s degrees from Harvard University and Massachusetts Institute of Technology. Since 2000, Ms. Walton has served on the Board of Directors of five publicly traded companies in the biotechnology and communication services sectors. Ms. Walton currently serves on the Board of Directors of SAVVIS, Inc. (NASDAQ: SVVS) and is a member of the Audit Committee.

The Board concluded that Ms. Walton’s service as our chief executive officer since 2003 and resulting extensive knowledge of our business, operations, services, industry, and unique relationship with both the Board and management enables Ms. Walton to make a significant contribution in her role as Chairman. She has extensive experience in business development and strategic technology and brings corporate strategy, business development, and operations experience to the Company. Ms. Walton’s positions as chief executive officer, president, chief operating officer, and vice president of corporate strategy and business development, and her service on the audit, corporate governance, and business development committees of other companies also impart operational and strategic planning expertise to the Board.

Scott Christian, 56. Mr. Christian has served as a director of the Company since April 2003. Mr. Christian has been the Chief Financial Officer of XATA, Inc. since April 2011. He was the Chief Executive Officer of Spanlink Communications, Inc. from October 2008 to April 2011 and was the Chief Financial Officer of Spanlink from December 2007 to October 2008. Mr. Christian was the Vice President and General Manager of Black Box Voice Services from January 2005 until November 2006. He served as President and Chief Executive Officer of Norstan, Inc. from February 2004 until January 25, 2005, when Norstan was acquired by Black Box Corporation, and as a member of Norstan’s Board of Directors from March 2004 until January 25, 2005. Previously, he had been Executive Vice President and Chief Financial Officer of Norstan since January 2001. Prior to its acquisition, Norstan was one of the largest independent communications solutions and services companies serving enterprise customers in North America, with revenues exceeding $200 million. Mr. Christian served as Senior Vice President of Finance of Ceridian Corporation from April 1999 to October 2000. From April 1981 to February 1999, Mr. Christian was employed by Automatic Data Processing in a variety of capacities, including Chief Financial Officer for the Electronic Services Division from 1995 to 1999. Mr. Christian has 30 years of experience in financial management. Mr. Christian’s educational achievements include a Bachelor of Arts degree from the University of Dayton, and a Master’s degree from Pepperdine University.

The Board concluded that Mr. Christian’s extensive financial and executive leadership experience in the communications and automatic data processing industries, including 30 years of experience in accounting and financial management is valuable to the Board. His insight into the Company’s financial performance is critical to Board discussions. Mr. Christian’s positions as chief executive officer of one public and one private company, chief financial officer of four different companies, vice president and general manager of Black Box Voice Services, and senior vice president of finance of Ceridian Corporation as well as his service on the board of three different companies impart financial and strategic expertise to the Board.

Andrew J. Filipowski, 60. Mr. Filipowski served as a director of the Company from July 16, 2007 to January 22, 2008, and since March 2008. Since May 2003, Mr. Filipowski has been the Chairman and Chief Executive Officer of SilkRoad Equity, LLC, a private investment firm. Mr. Filipowski served as the Chairman and Chief Executive Officer of divine, inc., previously known as divine interventures, inc., an Internet services and enterprise software company, from 1999 until May 2003. In February 2003, divine, inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Prior to 1999, Mr. Filipowski was the Founder, Chairman and Chief Executive Officer of PLATINUM technology, inc., a worldwide provider of enterprise systems software and services, which was sold to Computer Associates International, Inc. in 1999. Mr. Filipowski was nominated to the board of directors pursuant to an agreement between the Company and Mr. Filipowski and certain of his affiliates. See “Certain Transactions.”

The Board concluded that Mr. Filipowski’s experience in private investment transactions and enterprise software systems and services brings financial and strategic expertise to the Board. His insight regarding private equity funding is valuable to Board discussions. Mr. Filipowski imparts valuable insights into corporate governance, compensation and board oversight as a result of his positions as chief executive officer and service as chairman of the board of multiple companies as well as service on the board of many publicly-traded companies in many different industries, including Blue Rhino Corporation, Bluestone Software, Inc., Platinum Entertainment and eShare Technologies.

Anthony P. Finch, 60. Mr. Finch has served as a director since March 2003. Mr. Finch has been Chief Scientific Officer of the Irish National Blood Centre and National Tissue Typing Reference Laboratory for more than the past five years. There, Mr. Finch is responsible for the direction, management, organization, integration and restructuring of the national laboratories and their ancillary services to comply with the highest pharmaceutical standards. Mr. Finch has over 30 years of experience in cell separation and cryopreservation of cellular products, with over 15 years of experience in cord blood processing. In 1993, Mr. Finch pioneered the fractionation and isolation of cord blood stem cells for small volume cryogenic storage and has developed large scale processing in line with current Good Manufacturing Practice. He has established several cord blood stem cell banks in the United States, Europe and Asia. Among numerous professional affiliations, Mr. Finch is a Fellow of both the Academy of Medical Laboratory Sciences and Institute of Biomedical Sciences, and is a member of the Cord Blood Stem Cell International Society.

The Board concluded that Mr. Finch’s extensive experience in cryopreservation of cellular products, and his resulting significant knowledge of our business, operations, services, and industry is valuable to the Board. Mr. Finch’s knowledge of cryopreservation of cellular products and related operational and strategic issues facing companies in our industry, enable him to impart valuable operational and strategic planning expertise to the Board, and his insight is critical to board discussions.

James P. Pellow Ed.D, 49. Dr. Pellow serves as CEO and president of the Council on International Educational Exchange (CIEE). Dr. Pellow served as the executive vice president and chief operating officer of St. John’s University from 1999 until May 2011 and in various other capacities since 1991. Prior to joining St. John’s University in 1991, he was a certified public accountant with Coopers & Lybrand and a municipal bond trader with Chapdelaine & Co. Dr. Pellow served on the board of directors of Centennial Communications Corp. (NASDAQ:CYCL) as an independent director where he chaired its audit committee and served on its corporate and served on its corporate governance committee from September 2003 until the company was acquired by AT&T in November of 2009. Dr. Pellow currently serves on the Board of Directors of SAVVIS, Inc. (NASDAQ: SVVS) where he serves as lead director, Chairman of the Governance Committee and a member of the Audit Committee. Dr. Pellow received a B.B.A. and a M.B.A. from Niagara University and his doctorate from the University of Pennsylvania.

The Board concluded that Dr. Pellow’s public company experience and background in finance and accounting, as well as, his operating experience, brings a valuable perspective to the board.

Anthony Atala, M.D., 53. Dr. Atala serves as Director of the Wake Forest Institute for Regenerative Medicine, and the W.H. Boyce Professor and Chair of the Department of Urology at Wake Forest University. Dr. Atala is a practicing surgeon and a researcher in the area of regenerative medicine. His current work focuses on growing new human cells, tissues and organs. Dr. Atala works with several journals and serves in various roles, including Editor-in-Chief of Stem Cells Translational Medicine, Current Stem Cell Research and Therapy, and Therapeutic Advances in Urology; as Associate Editor of Tissue Engineering and Regenerative Medicine, The Journal of Rejuvenation Research, Nanotechnology in Engineering and Medicine, Gene Therapy and Regulation, and Current Reviews in Urology; as Executive Board Member or Section Editor of the journal Tissue Engineering and International Journal of Artificial Organs, and as Editorial Board member of the International Journal of Stem Cells, Stem Cell Review Letters, Expert Opinion on Biological Therapy, Biomedical Materials, the Journal of the American College of Surgeons, the Journal of Urology, BioMed Central-Urology, Urology, and Current Opinion in Urology. Dr. Atala currently serves as a Trustee to Allegacy Federal Credit Union, and a Board of Directors member of Plureon, Inc. Dr. Atala served as a Board of Director member of Tengion Corporation from 2004 to 2006. Dr. Atala received a BA degree from the University of Miami, and an MD degree from the University of Louisville. He completed his surgical internship and urology residency at the University of Louisville, and a pediatric urology surgery fellowship at Children’s Hospital and Harvard Medical School.

The board concluded that Dr. Atala’s expertise with stem cells and regenerative medicine is valuable to the Board. Dr. Atala’s extensive knowledge will enable him to impart valuable operational and strategic planning expertise to the Board, and his insight is critical to board discussions.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF MERCEDES WALTON, ANTHONY P. FINCH, SCOTT CHRISTIAN, ANDREW J. FILIPOWSKI, JAMES PELLOW AND ANTHONY ATALA, M.D. BY EXECUTING AND RETURNING THE ENCLOSED WHITE PROXY CARD OR VOTING BY ONE OF THE OTHER WAYS INDICATED THEREON. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

Notice of Other Possible Nominations

On May 9, 2011, David I. Portnoy notified the Company that he intends to nominate himself and four other persons for election as directors at the annual meeting. Mr. Portnoy indicated that he intends to be present at the annual meeting in person or by proxy to nominate these individuals to serve as directors of the Company. Also on May 9, 2011, one of our current directors, Ki Yong Choi, notified the Company that he intends to nominate himself and five other persons for election as directors at the annual meeting. On May 18, 2011, the Company notified Mr. Choi that his nomination did not comply with the Company’s advance notice bylaw provision regarding director nominations as he was not a record holder on May 9, 2011, and consequently his nominations would not be considered at the annual meeting. No other nominations of persons for election as directors of the Company were submitted to the Company purportedly pursuant to the advance notice provisions of the Company’s bylaws.

The Board recommends that you DO NOT sign or return any proxy card that may be sent to you by anyone else, even as a protest. Voting against another person’s nominees on a proxy card sent to you by that person is not the same as voting for the Board’s nominees, because a vote against another person’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted another proxy card, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Other Executive Officers

Biographical information regarding the Company’s executive officers who are not currently serving as directors of the Company is set forth below:

Jill Taymans, 41, Vice President, Finance and Chief Financial Officer. Ms. Taymans joined the Company in April 1997 serving initially as Controller and was appointed Chief Financial Officer in May 1998. Ms. Taymans graduated from the University of Maryland in 1991 with a BS in Accounting. She has worked in the accounting industry for over 19 years in both the public and private sectors. Prior to joining the Company, she served for three years as Controller for a telecommunications company in Baltimore, Maryland.

Julie Allickson, Ph.D., 48, Vice President of Laboratory Operations and R&D. Dr. Allickson joined the Company in 2004 as Technical Director of Laboratory Operations and has served as the Company’s Vice President of Laboratory Operations and R&D since April 2007. Dr. Allickson also has served as a member of the Cryo-Cell Medical Scientific Advisory Board since October 2006. Prior to joining the Company, she worked for the University of Miami-School of Medicine, Diabetes Research Institute since 2000 as the Laboratory Manager of the cGMP Cell Processing Facility where she had responsibility for cell processing operations, laboratory design and implementation and regulatory affairs. Prior to that time, she worked for the American Red Cross since 1989, managing the Hematopoietic Cell Processing and Platelet Serology Laboratory. Dr. Allickson has 23 years of laboratory experience and 21 years in Cellular Therapy Processing. Dr. Allickson earned her Ph.D. in Health Sciences for Touro University International, M.S. and B.S. in Medical Laboratory Sciences focused on Clinical Immunology from Florida International University. She was one of the founding members of the International Society of Cellular Therapy in 1992, has been a member of the AABB for 22 years and is vice chair of the AABB Standards Committee for Cell Therapy Product Services.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of the board of directors. Currently, the size of the board of directors is set at seven members, but will be reduced to six members effective at the annual meeting. Each director is elected to hold office for a period of one year or until his or her successors is elected. The Company expects its directors to attend the annual meetings of stockholders, if possible. All of the members of the board of directors attended last year’s annual meeting.

The board of directors held five meetings during the fiscal year ended November 30, 2010, and each of the directors then in office, attended at least 75% of the regularly scheduled meetings of the board and the committees of the board of which the director was a member. The committees established by the board of directors include the following:

Audit Committee

The current members of the audit committee are Mr. Christian (Chairman) and Messrs. Choi, Finch and Sohn. The audit committee is comprised entirely of non-employee, independent members of the board of directors and operates under a written charter adopted by the board of directors which was attached to the Company’s Proxy Statement for the 2009 annual meeting of stockholders. The charter sets out the responsibilities, authority and specific duties of the audit committee. In addition, the charter specifies the structure and membership requirements of the committee, as well as the relationship of the audit committee to the independent auditors and management of the Company.

The audit committee assists the board of directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the audit committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the audit committee recommends the independent auditors for appointment by the board of directors. The audit committee met five times during the last fiscal year. The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements. In addition, the board of directors has determined that audit committee members, Mr. Scott Christian and Dr. Sung Won Sohn, are each an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities and Exchange Act of 1934. Mr. Christian’s relevant experience includes his current position as Chief Financial Officer of XATA, Inc., his prior position as Chief Financial Officer of Spanlink Communications, Inc. and his prior service as the Chief Financial Officer of Norstan, Inc., Senior Vice President of Finance of Ceridian Corporation, and Chief Financial Officer of the Electronic Services Division of Automatic Data Processing, Inc. In addition, Mr. Christian has an MBA degree from Pepperdine University. Dr. Sohn’s relevant experience includes being the Martin V. Smith professor of economics and finance at a California State University CI and Vice Chairman of a multi-national retailer, Forever 21, as well as the President and Chief Executive Officer of Hanmi Bank, a commercial bank in Los Angeles, California. Dr. Sohn was also previously a senior economist on the President’s Council of Economic Advisors in The White House. In addition, Dr. Sohn has a Master’s degree from Harvard Business School.

Compensation Committee

The current members of the compensation committee are Mr. Filipowski (Chairman) and Messrs. Cho, Choi and Christian. The primary function of the compensation committee is to review the Company’s compensation philosophy and policy, which determines management and executive compensation benefits. The compensation committee is also responsible for the administration of the Company’s stock option plans and is the approving authority for management recommendations with respect to option grants. There was not a formal meeting of the compensation committee during the last fiscal year, the compensation committee acted via electronic communications. The compensation committee is comprised entirely of non-employee, independent members of the board of directors and operates under a written charter adopted by the board of directors which is attached to this Proxy Statement as Appendix A. The charter sets out the responsibilities, authority and specific duties of the compensation committee.

Governance Committee

The current members of the governance committee are Mr. Finch (Chairman) and Messrs. Cho, Filipowski and Sohn. The primary focus of the governance committee is on the broad range of issues surrounding the composition and operation of the Company’s board of directors. The committee provides assistance to the board of directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors, and review and consideration of developments in corporate governance practices. The committee’s goal is to assure that the composition, practices and operation of the board of directors contribute to value creation and effective representation of the Company’s stockholders.

The governance committee performs similar functions to a nominating committee for the Company as described above. The governance committee has adopted a charter which was attached to the Company’s Proxy Statement for the 2009 annual meeting of stockholders. The charter does not, however, cover the procedures for director-nominations made by our board of directors. During the last fiscal year there was one meeting of the governance committee.

Director Independence

The Board determined that the following individuals who were directors during all or a portion of fiscal 2010, were independent, as independence is defined in Rule 4200(a) (15) of the Nasdaq listing standards: Anthony Finch, Scott Christian, Andrew Filipowski, Ki Yong Choi and John Mathews. Dr. Michael Cho and Dr. Sung Won Sohn were appointed directors in March 2010 at which time the Board determined that they were independent, as independence is defined in Rule 4200(a) (15) of the Nasdaq listing standards. Mr. Mathews resigned from the Board of Directors on March 14, 2010.

Director Nomination Process

The governance committee’s process for reviewing nominees is typically as follows. When a directorship becomes vacant, or the board otherwise determines that an individual should be recruited for possible nomination to the board, the governance committee, in consultation with the Company’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the board as a whole. The governance committee (or a subcommittee designated by the governance committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend board and committee meetings, and (d) any potential concerns regarding independence or conflicts of interest. Following the initial screening, if the governance committee approves a candidate for further review, the governance committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the governance committee, along with the Company’s Chief Executive Officer, would interview each candidate. At the same time, the governance committee, assisted by the Company’s legal counsel, will conduct a comprehensive conflicts-of-interest assessment for the candidate. The governance committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full board of directors. A subcommittee of the governance committee, management representatives designated by the governance committee or a search firm selected by the governance committee may assist the process. Any nominee recommended by a stockholder would be subject to the same process.

The governance committee will consider director-nominees submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Company in care of the Corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the governance committee, and the governance committee, in consultation with the Company’s Chief Executive Officer, will review the nomination in accordance with the Company’s certificate of incorporation, bylaws and applicable laws and regulations. The governance committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating director-nominees.

According to the Company’s bylaws, only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as directors. Nominations of persons for election as directors at a meeting of stockholders called for the purpose of electing directors may be made by or at the direction of the board of directors, or by any stockholder of record in the manner described below. For a nomination to be properly made by a stockholder, the stockholder must be a stockholder of record and must give written notice to the Company’s corporate Secretary so as to be received at the principal executive offices of the Company not more than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received no later than the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure of the date of such meeting is first made. The public disclosure of an adjournment of an annual meeting will not commence a new time period for the giving of a timely stockholder notice. Each such notice shall set forth:

•	the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•

the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•

a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•

such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the board of directors;

•	the signed consent of each nominee to serve as a director of the Company if so elected;

•

whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during the fiscal year ended November 30, 2010, we believe that all such forms were filed on a timely basis except for untimely Form 4 filings by Ki Yong Choi, Michael Cho, Scott Christian, Sung Won Sohn, Anthony Finch and Andrew Filipowski relating to director stock option grants and untimely Form 3 filings by Michael Cho and Sung Won Sohn.

Ability of Stockholders to Communicate with the Board of Directors

The Company’s board of directors has established several means for our stockholders and others to communicate with the board of directors. If a stockholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Company’s audit committee, in care of the corporate Secretary, at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board, in care of the corporate Secretary, at the Company’s headquarters address. All stockholder communications will be sent to the applicable director(s).

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP, served as our independent registered public accounting firm for the fiscal year ended November 30, 2010 and will serve in that capacity in fiscal 2011. We anticipate that, representatives of Grant Thornton will be available at the Annual Meeting to respond to questions and make a statement if they desire to do so.

At the Annual Meeting, our stockholders will be asked to ratify the selection of Grant Thornton, LLC as our independent registered public accountants for fiscal 2011. Although there is no requirement that we submit the appointment of independent registered public accountants to stockholders for ratification, we believe that it is good corporate practice to do so. Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.

Our board of directors recommends you vote “FOR” ratification of the appointment of Grant Thornton, LLC as our independent registered public accountants.

Fees to Independent Auditors

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended November 30, 2010 and November 30, 2009 and fees billed for other services rendered by Grant Thornton during these periods.

	2010	2009
Audit Fees	$295,086	$299,086
Tax Fees	39,680	30,918
Other	0	23,490
Total	$334,766	$353,494

Audit Fees

Audit fees consisted of the aggregate fees billed by our independent auditors for professional services rendered for the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K for the years ended November 30, 2010 and November 30, 2009.

Tax Fees

Tax fees consisted of the aggregate fees billed by our independent auditors for professional services rendered for tax compliance, tax advice and tax planning for the years ended November 30, 2010 and November 30, 2009.

Other Fees

Other fees consisted of billings by our independent auditors for professional services rendered for agreed upon procedures in relation to royalty payments received from the Company’s international affiliates.

The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such approval reported to the committee at its next regularly scheduled meeting. All of the fees described above under the captions “Audit-Related Fees”, “Tax Fees” and “Other Fees” and paid to Grant Thornton were pre-approved by the audit committee.

No services in connection with appraisal or valuation services, fairness opinions or contribution-in-kind reports were rendered by Grant Thornton. Furthermore, no work of Grant Thornton with respect to its services rendered to the Company was performed by anyone other than Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

The audit committee reports to and acts on behalf of the board of directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the committee has met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the audit committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. The committee has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the audit committee recommended to the board of directors and the board of directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010, for filing with the Securities and Exchange Commission. The audit committee also recommended to the board of directors, and the board of directors approved, the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ended November 30, 2011.

Scott Christian (Chairman) Anthony Finch Ki Yong Choi Sung Won Sohn, Ph.D.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 27, 2011, by (i) each current director and executive officer of the Company, (ii) each director nominee of the Company, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of our common stock and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, each of the stockholders named in the table has sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (1)
Current directors and executive officers:
Mercedes Walton (2)	205,171	1.72%
Scott Christian (3)	44,776	*
Anthony Finch (4)	142,000	1.20%
Ki Yong Choi (5)	2,185,943	18.53%
Andrew J. Filipowski (6)	666,267	5.65%
Michael Cho, Ph.D. (7)	14,167	*
Sung Won Sohn, Ph.D. (8)	14,167	*
Jill M. Taymans (9)	62,569	*
Julie G. Allickson (10)	51,124	*
Director nominees:
James Pellow	—	*
Anthony Atala, M.D.	—	*
More than 5% beneficial owners:
Portnoy Group (11)	1,831,992	15.58%
All current directors and executive officers as a group (9 persons) (12)	3,386,808	27.77%

*	Less than 1%.
(1)

Pursuant to applicable SEC rules, the percentage of voting stock for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholders as June 27, 2011 by (ii) the sum of (a) 11,756,325, which is the number of shares of common stock outstanding as June 27, 2011 plus (b) 437,957 which is the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such stockholder which were exercisable as of June 27, 2011 or will become exercisable within 60 days. Unless otherwise indicated, the address of each person in the table is 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.
(2)	Includes 155,514 shares subject to stock options.
(3)	Includes 37,500 shares subject to stock options.
(4)	Includes 37,500 shares subject to stock options.
(5)	Ki Yong Choi and Ki Yong Choi and Laura Choi and UAD 7/21/01 FBO Choi Family Living Trust filed a Schedule 13D/A, Amendment No. 4, on May 9, 2011, reporting the following beneficial ownership of 2,185,943 shares of Common stock as a group: (i) 1,910,596 shares of common stock held directly by Mr. Choi and 41,875 shares of Common Stock subject to stock options held by Mr. Choi that are exercisable within 60 days, as to which he has the sole power to vote and dispose or direct the disposition; and (ii) 233,472 shares of common stock held by UAD 7/21/01 FBO Choi Family Living Trust, as to which Mr. Choi has the sole power to vote and dispose or direct the disposition. Beneficial ownership information is supplied per the above described Schedule 13D/A. The address for Mr. Choi, as set forth in the Schedule 13D/A is c/o David Wilson, Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200, Seattle WA, 98101.
(6)	Andrew J. Filipowski, The Andrew J. Filipowski Revocable Trust, Matthew G. Roszak and Silkroad Equity LLC filed a Schedule 13D/A, Amendment No. 6, on April 28, 2009, reporting the following beneficial ownership of 623,767 shares of Common Stock as a group: (i) 59,500 shares of common stock held directly by Mr. Filipowski, as to which he has the sole power to vote and dispose or direct the disposition; (ii) 180,650 shares of common stock held by Andrew J. Filipowski Revocable Trust, as to which the trust has the sole power to vote and dispose or direct the disposition; (iii) 54,000 shares of common stock held by Mr. Roszak and 6,000 shares of common stock held by Mr. Roszak’s individual retirement account, as to which Mr. Roszak has the sole power to vote and dispose or direct the disposition; and (iv) 323,617 shares of common stock held by SilkRoad Equity LLC, as to which Mr. Roszak has the sole power to vote and dispose or direct the disposition as a managing member of SilkRoad Equity LLC. Beneficial ownership information is supplied solely per the above described Schedule 13D/A. The address for Mr. Filipowski, as set forth in the above described Schedule 13D/A, is c/o Matthew Roszak, SilkRoad Equities LLC is 111 N. Chestnut Street, Suite 200, Winston-Salem, NC 27101. Also includes 42,500 shares subject to stock options.
(7)	Includes 14,167 shares subject to stock options.
(8)	Includes 14,167 shares subject to stock options.
(9)	Includes 45,017 shares subject to stock options.
(10)	Includes 49,093 shares subject to stock options.

(11)

David I. Portnoy, certain affiliates of Mr. Portnoy and certain other persons filed a Schedule 13D/A, Amendment No. 8, on May 31, 2011 reporting the following beneficial ownership of 1,831,992 shares of Common Stock as a group: David I. Portnoy may be deemed the beneficial owner of 673,406 shares of Common Stock, which number includes (i) 201,168 shares of Common Stock held directly through IRA accounts of David I. Portnoy, and 100 shares that he owns individually of record, all of which he has the sole power to vote and dispose or direct the disposition; (ii) 122,798 shares of Common Stock held by PartnerCommunity, as to which David I. Portnoy may be deemed the beneficial owner as chairman of the board and secretary and as managing member of Mayim Management, LLC, which may exercise investment and voting discretion over such shares of Common Stock in accordance with the Investment Advisory Agreement; (iii) 55,219 shares of Common Stock held by uTIPu Inc., as to which David I. Portnoy may be deemed the beneficial owner as chairman of the board and secretary; (iv) 199,738 shares of Common Stock held by Mayim Investment Limited Partnership, as to which David I. Portnoy may be deemed the beneficial owner as the managing member and owner of Mayim Management, LLC, which is the general partner of Mayim Management Limited Partnership, which is the general partner of Mayim Investment Limited Partnership; (v) 68,256 shares of Common Stock held by Deborah Portnoy, as to which David I. Portnoy may be deemed the beneficial owner as a result of exercising voting discretion over such shares; (vi) 16,130 shares of Common Stock held by Lynne Portnoy and 1,000 shares of Common Stock held jointly by Lynne Portnoy and Gilbert Portnoy, as to which David I. Portnoy may be deemed the beneficial owner as a result of exercising investment and voting discretion over such shares in accordance with the agreement between Lynne Portnoy, Gilbert Portnoy and David I. Portnoy previously described; (vii) 143 shares of Common Stock held by Gilbert Portnoy, as to which David I. Portnoy may be deemed the beneficial owner as a result of exercising investment and voting discretion over such shares in accordance with the agreement between Gilbert Portnoy, Lynne Portnoy and David I. Portnoy previously described; (viii) 4,854 Shares held by David I. Portnoy as custodian for his minor son Eliezer Portnoy; and (ix) 4,000 Shares held by David I. Portnoy as custodian for his minor daughter Talya Portnoy. PartnerCommunity, Inc. may be deemed the beneficial owner of the 122,798 shares of Common Stock held in its name. uTIPu Inc. may be deemed the beneficial owner of the 55,219 shares of Common Stock held in its name. Jamie H. Zidell may be deemed the beneficial owner of the 180,530 shares of Common Stock held in his name. Mark L. Portnoy may be deemed the beneficial owner of 211,738 shares of Common Stock, which number includes (i) 112,515 shares of Common Stock held in his name, as to which he has the sole power to vote and dispose or direct the disposition and (ii) 99,223 shares of Common Stock held by Capital Asset Fund #1 Limited Partnership, as to which Mark L. Portnoy may be deemed the beneficial owner as its general partner. Capital Asset Fund #1 Limited Partnership may be deemed the beneficial owner of the 99,223 shares of Common Stock held in its name. Mark L. Portnoy is the general partner of Capital Asset Fund #1 Limited Partnership. George Gaines may be deemed the beneficial owner of 672,088 shares of Common Stock held in his name, as to which he has the sole power to vote and dispose or direct the disposition. Harold D. Berger may be deemed the beneficial owner of the 3,630 shares of Common Stock held in his name.

Beneficial ownership information is supplied solely per the above described Schedule 13D/A. The address for Mr. Portnoy, as set forth in the above described Schedule 13D/A, is c/o Steven Lanter, Esq., Luse Gorman Pomerenk & Schick, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, D.C. 20015.
(12)	Includes 437,957 shares subject to stock options.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation during the fiscal year ended November 30, 2010, paid to or earned by (i) the Company’s Chief Executive Officer and (ii) the two other most highly compensated individuals that served as executive officers of the Company as of November 30, 2010, whose total compensation received from the Company during such fiscal year exceeded $100,000 (collectively, the “named executives”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (2)		Total ($)
Mercedes Walton Chief Executive Officer	2010 2009	$ $	371,198 348,100	$ $	0 0	$ $	17,080 18,859	$ $	0 105,930	$ $	22,973 17,938	$ $	411,251 490,827
Jill M. Taymans Vice President Finance, Chief Financial Officer	2010 2009	$ $	175,838 166,217	$ $	0 0	$ $	4,945 5,459	$ $	0 37,399	$ $	0 0	$ $	180,783 209,075
Julie Allickson Vice President of Laboratory Operations and R&D	2010 2009	$ $	156,202 150,000	$ $	0 0	$ $	4,945 3,884	$ $	0 33,750	$ $	0 0	$ $	161,147 187,634

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2010 and 2009. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 7, Stockholders’ Equity, to our consolidated financial statements for a discussion of our accounting for stock options and the assumptions used.
(2)	Represents perquisites and other benefits, valued on the basis of aggregate incremental cost to the Company.

Narrative Disclosure Regarding Summary Compensation Table

Compensation Philosophy

Our executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual objectives and long-term goals, align the long-term interests of management with those of our stockholders, reward for achieving performance objectives, recognize individual initiative and achievements, and assist us in attracting and retaining highly qualified and experienced executives. The compensation committee of our board of directors is primarily responsible for acting on our philosophical approach to executive compensation. There are three primary elements in our executive compensation program: base salary compensation, cash bonus and stock options.

Base salary compensation is based on the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

A cash bonus pool along with Company performance targets and individual performance objectives are established at the beginning of each fiscal year by the compensation committee. At the end of the fiscal year each performance target is measured and bonuses are paid at the end of the fiscal year if the set performance targets established at the beginning of the fiscal year are attained. A percentage of the pre-determined cash bonus pool is paid to the named executive officer depending on the performance targets met by the Company and the individual. In fiscal years 2010 and 2009, 75% of the amount of the potential bonus was based on the Company performance targets and 25% was based on the named executive officer’s individual performance objectives associated with corporate strategy. The revenue and earnings target levels disclosed below and the undisclosed number of new U-Cord and Célle units and customer satisfaction survey results target levels utilized in fiscal 2009 and 2010 require significant effort by the Company to achieve extraordinary performance and are very difficult to attain. In fiscal 2009, the Company performance targets required to earn cash bonuses were based on the number of new U-Cord and Célle units; $16.2 million in revenue; $486,000 in earnings; and customer satisfaction survey results. Three of the four Company performance targets, as well as the individual performance objectives, were met in fiscal 2009 for which the named executive officers Ms. Walton, Ms. Taymans and Ms. Allickson earned $105,930, $37,399 and $33,750 in cash bonuses, respectively. In fiscal 2010, the Company performance targets required to earn cash bonuses were based on the number of new U-Cord and Célle units; $16.8 million in revenue; $1.3 million in earnings; and customer satisfaction survey results. No cash bonuses paid to the named executive officers in fiscal 2010 because the Company did not meet all of the performance targets for fiscal 2010.

Stock options are granted to our executive officers in order to maintain competitive pay packages and to align management’s long-term interests with those of our stockholders. The compensation committee approves stock option grants to our executives and key personnel. Awards vest and options become exercisable based upon criteria established by the compensation committee. There were 50,625 and 151,875 stock options awarded to the named executive officers in 2010 and 2009, respectively.

Overall, the compensation committee attempts to establish levels of executive compensation that it believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry and in general industry. In establishing the levels of the various compensation elements, the compensation committee has from time to time used the services of compensation consultants.

Employment Agreements and Change in Control Arrangements

Walton Employment Agreement. On August 15, 2005, the Company entered into a three-year employment agreement (the “Walton Employment Agreement”) with Mercedes Walton as the Chairman of the Board and Chief Executive Officer effective as of September 1, 2005 (the “Commencement Date”). Previously, Ms. Walton had been interim Chief Executive Officer. The Walton Employment Agreement was amended in July 2008 to provide that the initial term would expire on November 30, 2008. The term of the Walton Employment Agreement is extended for additional one-year periods unless, at least 90 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement. The ending date of the current term of the Walton Employment Agreement is November 30, 2011.

Ms. Walton’s base salary is subject to 4%-10% annual increases effective on February 1 of each year, depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. In addition to base salary, the Walton Employment Agreement provides that Ms. Walton is eligible to receive annual lump-sum bonuses, at the discretion of the Company’s board of directors that are available to other senior executive officers. Specifically, Ms. Walton will be eligible to receive annual bonuses in amounts of 20%, 40% or 60% of her then-current base salary depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. Ms. Walton is also eligible for long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event the Walton Employment Agreement is terminated upon Ms. Walton’s death (without any then-existing default in her performance), then Ms. Walton’s estate or a designated beneficiary will be entitled to receive Ms. Walton’s base salary for a 12-month period thereafter. In the event the Company terminates the Walton Employment Agreement without cause (or delivers a notice of non-renewal of the Employment Agreement), she will be entitled to receive a lump sum equal to 12 months of her then-current base salary plus an amount equal to the pro rata portion of her annual bonus for the year of termination (based on the proportion of the year during which she was employed and the pro rata results for such year). If Ms. Walton terminates the Employment Agreement for “Good Reason” (as defined in the Walton Employment Agreement), she will be entitled to continue receiving her then-current base salary for a 12-month period plus an amount equal to her annual bonus paid for the year prior to termination.

In the event of a termination of Ms. Walton’s employment upon a Change in Control or within two years thereafter (or prior to the Change in Control if the termination was related to the Change in Control), if the termination was initiated by the Company without cause or by Ms. Walton for any reason, Ms. Walton will be entitled to receive the following: (i) compensation in an amount equal to two times the sum of (A) 12 months of base salary as in effect on the termination date or, if greater, base salary in effect immediately prior to the Change in Control, plus (B) the average of the actual bonus payments made to Ms. Walton for the most recent two years; (ii) a pro rata portion of the annual bonus for the year in which termination occurs (based on the proportion of the year during which she was employed and the pro rata results for such year; (ii) continued benefits and perquisites for a period of two years; (iii) reimbursement for reasonable legal fees and expenses incurred in connection with the termination; and (iv) the vesting of all shares of restricted stock, long-term performance stock option awards, other stock-appreciation rights and stock options. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than the product of three times Ms. Walton’s then-current base amount (under applicable tax regulations) as of the termination date (the “Parachute Limit”) but not greater than 105% of the Parachute Limit, then the Employment Agreement limits the present value of the total amount of such payments to one dollar less than the Parachute Limit. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than 105% of the Parachute Limit, the Company has agreed to pay to Ms. Walton an additional amount as a “gross-up payment” to pay any applicable excise taxes.

The Walton Employment Agreement also provides that the Company will provide certain other benefits, including continued participation in all applicable Company benefit plans, payment of reasonable business expenses, and financial planning and legal expenses incurred in connection with the negotiation and execution of the Walton Employment Agreement.

In the Walton Employment Agreement, Ms. Walton has agreed not to compete with the Company or solicit its customers, clients or employees during the term of the Walton Employment Agreement and for a period of two years following the termination of Ms. Walton’s employment under the Walton Employment Agreement.

Taymans Employment Agreement. On November 1, 2005, the Company entered into a one-year employment agreement with Jill M. Taymans, as the Company’s Chief Financial Officer and Vice President (the “Taymans Employment Agreement”). Under the Taymans Employment Agreement, the one-year term is automatically extended for additional one-year periods unless, at least 60 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement. The Taymans Employment Agreement was amended in July 2008 to provide that the then-current term would expire on November 30, 2008. The ending date of the current term of the Taymans Employment Agreement is November 30, 2011.

At all times during the term of the Taymans Employment Agreement (as the same may be extended), Ms. Taymans will be eligible for discretionary merit increases and adjustments in base salary, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. The Taymans Employment Agreement provides that she will be eligible to receive long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event of a termination of employment of Ms. Taymans upon or within one year of a Change in Control (as defined in the Taymans Employment Agreement), or prior to the Change in Control if the termination was related to the Change in Control, if the termination was by the Company without cause or was by Ms. Taymans due to being requested to accept without cause a demotion or relocation, Ms. Taymans will be entitled to receive the following: (i) all earned compensation through the date of termination (or, if greater, on the date immediately preceding a Change in Control); and (ii) 12 months of base salary as in effect on the termination date (or, if greater, base salary in effect immediately prior to the Change in Control).

Under the Taymans Employment Agreement, the Company will also provide Ms. Taymans with certain other benefits, including continued participation in all applicable Company benefit plans and payment of reasonable business expenses.

In the Taymans Employment Agreement, Ms. Taymans agreed not to compete with the Company or solicit its customers, clients or employees during the term of her Employment Agreement and for a 12-month period following her termination of employment under the agreement.

Allickson Employment Agreement. On March 31, 2008, the Company entered into a one-year employment agreement with Julie Allickson, as the Company’s Vice President of Laboratory Operations and R&D (the “Allickson Employment Agreement”). Under the Allickson Employment Agreement, the one-year term is automatically extended for additional one-year periods unless, at least 60 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement.

At all times during the term of the Allickson Employment Agreement (as the same may be extended), Ms. Allickson will be eligible for discretionary merit increases and adjustments in base salary, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. The Allickson Employment Agreement provides that she will be eligible to receive long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event of a termination of employment of Ms. Allickson upon or within one year of a Change in Control (as defined in the Allickson Employment Agreement), or prior to the Change in Control if the termination was related to the Change in Control, if the termination was by the Company without cause or was by Ms. Allickson due to being requested to accept without cause a demotion or relocation, Ms. Allickson will be entitled to receive the following: (i) all earned compensation through the date of termination (or, if greater, on the date immediately preceding a Change in Control); and (ii) 12 months of base salary as in effect on the termination date (or, if greater, base salary in effect immediately prior to the Change in Control).

Under the Allickson Employment Agreement, the Company will also provide Ms. Allickson with certain other benefits, including continued participation in all applicable Company benefit plans and payment of reasonable business expenses.

In the Allickson Employment Agreement, Ms. Allickson agreed not to compete with the Company or solicit its customers, clients or employees during the term of her Employment Agreement and for a 12-month period following her termination of employment under the agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executives at November 30, 2010:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Mercedes Walton	April 4, 2006 (1) August 3, 2009 (1) February 1, 2010	102,076 21,375 —	— 42,750 32,063	$ $ $	3.34 1.73 1.50	April 4, 2013 August 3, 2016 February 1, 2017
Jill Taymans	April 4, 2006 (1) August 3, 2009 (1) February 1, 2010	29,548 6,188 —	— 12,375 9,281	$ $ $	3.34 1.73 1.50	April 4, 2013 August 3, 2016 February 1, 2017
Julie Allickson	April 4, 2006 (1) April 18, 2007 (2) August 3, 2009 (1) February 1, 2010	18,624 15,000 6,188 —	— — 12,375 9,281	$ $ $ $	3.34 2.05 1.73 1.50	April 4, 2013 April 18, 2014 August 3, 2016 February 1, 2017

(1)	1/3 of the options vest one-year from the date of grant, 1/3 of the options vest two-years from the date of grant and 1/3 of the options vest three-years from the date of grant.
(2)	Options vested 1/12 on the 1st of each month following the date of grant.

Director Compensation

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Non-employee directors are paid an annual retainer in the amount of $12,000 and an attendance fee of $3,000 for each board meeting and $1,000 for each committee meeting, and are reimbursed for their reasonable expenses incurred in attending the meeting. The fee for participation in a board or committee meeting held by telephone conference call and lasting at least one hour is $1,000. Each non-employee director receives an annual stock option grant in the amount of 7,500 shares on the date of the annual stockholders meeting in each year. Newly elected non-employee directors receive a stock option grant of 20,000 shares per person. All of such stock options have an exercise equal to the fair market value of the common stock on the date of grant.

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended November 30, 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Ki Yong Choi	$22,000	$7,758	$29,758
Michael Cho	$20,000	$3,649	$23,649
Scott Christian	$19,250	$8,748	$27,998
Andrew Filipowski	$18,000	$5,915	$23,915
Anthony Finch	$19,250	$5,915	$25,165
Sung Won Sohn	$20,000	$3,649	$23,649
John Mathews (2)	$2,000	$—	$2,000

(1)	Represents the dollar amount recognized for financial reporting purposes in fiscal 2010 under SFAS 123R with respect to stock options. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 7, Stockholders’ Equity, to our consolidated financial statements for a discussion of our accounting for stock options and the assumptions used.
(2)	John Mathews resigned from the Board of Directors on March 14, 2010.

CERTAIN TRANSACTIONS

On January 16, 2008, the Company and Saneron CCEL Therapeutics, Inc. (“Saneron”) entered into a research and development agreement whereby the Company and Saneron will collaborate on research utilizing the Company’s C’elle menstrual stem cell technology in pre-clinical models for certain neurological diseases and disorders. Under terms of the agreement, the Company will provide Saneron with C’elle menstrual stem cells along with proprietary methodology associated with the technology. Saneron will provide study materials and develop research methodology for potential therapeutic applications associated with designated pre-clinical applications. Intellectual property resulting from this research collaboration will be jointly owned by the parties. Cryo-Cell owns an approximately 35% equity interest in Saneron. This agreement was entered into as a result of arms’ length negotiations.

Approval of Related Party Transactions

Historically, the Company followed a policy of review and approval of transactions with directors, executive officers and their affiliates by the board of directors, with interested members of the board of directors abstaining from voting on approval of the transactions. Under this policy, the board of directors would approve such transactions only if they were found to be on terms no less favorable to the Company than would be available from third parties in arms-length transactions. On March 4, 2008, the Board of Directors adopted a policy that the Company will not enter into any transaction or commercial relationship with any director, director nominee, executive officer or greater than 5% stockholder of the Company.

OTHER BUSINESS

The Board does not know of any business, other than the election of the Board’s nominees as directors, to be acted upon at the annual meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that the proxies will vote on any such matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended November 30, 2010 filed with the SEC, which includes financial statements and financial statement schedules, was mailed to stockholders concurrently with this Proxy Statement. If a stockholder requires an additional copy we will provide one, without charge, upon written request to our corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677. Our 2010 Form 10-K and all other filings made with the SEC are available on the Company’s website at www.cryo-cell.com/investor_relations/ and the SEC’s website at www.sec.gov.

SOLICITATION OF PROXIES

Proxies are being solicited on behalf of the Board of Directors. In addition to soliciting by mail, certain of our directors, director nominees and executive officers may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will upon request be reimbursed for their expenses in doing so. The Company has retained the services of Georgeson Inc. (“Georgeson”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Georgeson may solicit proxies in person, by mail, by telephone and by electronic communications. Georgeson will be paid a customary fee for its services, estimated at $10,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, we expect to pay additional fees to Georgeson ranging from $10,000 to $20,000 in the event that the Mr. Portnoy solicits proxies for his slate of director nominees at the meeting. Our aggregate expenses, including those of Georgeson, related to our solicitation of proxies in excess of those normally spent for an annual meeting as a result of the Mr. Portnoy’s nomination of directors, excluding salaries and wages of our executive officers, are expected to be approximately $250,000, of which approximately $50,000 has been spent to date.

Appendix B sets forth information relating to our directors, director nominees and executive officers who are considered “participants” in our solicitation under the rules of the U.S. Securities and Exchange Commission (SEC) by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.

2012 ANNUAL MEETING STOCKHOLDER PROPOSALS

Pursuant to the Company’s bylaws, at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (b) otherwise properly brought before the meeting by or at the direction of the board of directors; (c) in the case of a nomination for director, properly brought in accordance with the procedures described below; or (d) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business other than a nomination for director to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and must have given written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company no more than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received no later than the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure of the date of such meeting is first made. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made;

•

the class and number of shares of stock of the Company owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made;

•

a description of all arrangements or understandings among the stockholder and any other person or persons (naming such person or persons) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business;

•

whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the annual meeting.

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials to be presented at the Company’s 2012 annual meeting of stockholders must submit the proposal to the Company at its executive offices no later than                         . However, if the date of the Company’s 2012 annual meeting of stockholders is changed by more than 30 days from the date of the Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials for the 2012 annual meeting of stockholders. Stockholders who intend to present a proposal at the 2012 annual meeting of stockholders without including such proposal in the Company’s proxy statement are required to provide notice of such proposal to the Company in accordance with the advance notice procedures for stockholder proposals set forth in the Company’s bylaws as described above. These advance notice procedures supersede the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to such shareholder business.

CRYO-CELL INTERNATIONAL, INC.

Oldsmar, Florida

July 25, 2011

APPENDIX A

CHARTER

COMPENSATION COMMITTEE

OF THE

BOARD OF DIRECTORS OF CRYO-CELL INTERNATIONAL, INC.

1.	Purpose

a.	The purpose of the Compensation Committee is to assist the Board of Directors in establishing and overseeing compensation policies and programs to attract, retain and motivate executives for the Company’s current and long-term success.

2.	Membership/Organization

a.	The Compensation Committee shall consist of at least three members of the Board of Directors appointed by the Board on an annual basis. All members of the Committee shall be non-management, independent directors, one of whom shall be appointed by the Board to serve as the Chair of the Committee.

b.	The Committee Chair will preside at each meeting of the Committee and shall set the agenda, frequency and length of each meeting. The Chair will also ensure the agenda for each meeting is circulated in advance of the meeting.

c.	The Committee shall meet at least three times annually or more frequently if circumstances or agenda items dictate.

d.	At the invitation of the Committee Chair, members of management and outside consultants may attend Committee meetings.

e.	The Committee may form and delegate authority to subcommittees when appropriate.

3.	Responsibilities /Duties – The Committee shall have the authority of the Board to perform the following duties and to fulfill the following responsibilities:

a.	Establish a compensation philosophy and strategy for senior executives (i.e. Chairman, CEO, CEO’s direct reports) that is consistent with Cryo-Cell International’s values and aligns senior executive compensation with the performance and shareholder value of the Company.

b.	Annually review and approve goals and objectives relevant to the Chairman and CEO’s compensation, evaluate their performance in light of those goals and objectives, and approve their compensation level and structure based on this evaluation, subject to any employment contracts that may be in effect. In determining the Chairman and CEO’s compensation, including long-term incentives, the Committee will consider the Company’s performance and total shareholder return, the value of similar awards to the Chairman and CEO’s as seen in appropriate competitive market data, the awards given to the Chairman and CEO in past years, and such other factors as the Committee may consider relevant.

c.	Annually review and approve the Company’s senior executives’ (i.e., direct reports of the CEO) compensation, including annual base salaries, annual incentive plans, long-term incentive plans/awards, employment agreements, severance arrangements, and change in control agreements or provisions, when and if appropriate, and any supplemental or special benefits unique to the senior executives of the Company. This process includes review of appropriate competitive market data for senior executive positions.

d.	Annually review and approve the structure of the Company’s annual management incentive plan for Board consideration.

e.	Annually review and approve the structure, eligible positions and goals of any long-term performance plan.

f.	Periodically review and make recommendations to the Board with respect to the compensation of Directors, including Board retainers, meeting fees, equity-based compensation, and such other forms of compensation as the Committee may consider appropriate.

g.	Recommend to the Board of Directors the adoption of any executive incentive compensation plans (e.g., short-term, long-term, equity-based, cash-based) that the Committee believes are necessary or desirable.

h.	Administer the Company’s equity-based plan, including review and approval of periodic (e.g., annual) stock awards recommendations for senior executives and other key personnel, and the timing, pricing, amount, and other terms of such awards. With respect to such awards to other executives and key personnel, the Committee shall delegate to the CEO, the authority to determine such stock-based awards.

i.	Monitor and recommend additional shares/replenishment of any of the Company’s equity-based plans as needed.

j.	Report to the Board periodically, or as required by the nature of its duties, on all of its activities, and make such recommendations to the Board as the Committee decides are appropriate. The Committee shall publish minutes for each meeting. The Committee Chair shall review and approve the Committee minutes and they shall be filed with the Secretary of the Company for retention with the records of the Company. Copies of such minutes shall be presented to each Board member. The Committee shall also provide any required report to stockholders regarding compensation policies or practices involving senior executives.

k.	Conduct an annual evaluation of the Committee’s performance as compared to the requirements of its Charter.

l.	Periodically review and reassess this Charter and Charter and submit any recommended changes to the Board for review and approval.

4.	Resources

The Committee shall have the authority to obtain advice and seek assistance from internal and external and human resources, compensation, legal, accounting, and other advisors. The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.

APPENDIX B

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2011 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section titled “ELECTION OF DIRECTORS” of this Proxy Statement. The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

Name	Address
Mercedes Walton	700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677
Scott Christian	XATA Corporation, 965 Prairie Center Drive, Eden Prairie, MN 55344
Anthony Finch	Irish Blood Transfusion Service National Blood Center, James Street, Dublin 8, Ireland
Andrew Filipowski	Silkroad Equity, 102 West Third Street, Suite 250
Winston Salem, NC 27101
James Pellow	CIEE, 300 Fore Street, Portland, ME 04101
Anthony Atala, M.D.	Wake Forest Baptist Medical Center, Medical Center Blvd., Winston-Salem, N.C. 27157

Executive Officers

The principal occupations of our executive officers who are considered “participants” in our solicitation of proxies are set forth in the Proxy Statement under the section titled “ELECTION OF DIRECTORS”. The principal occupation refers to such person’s position with the Company, and the business address for each person is 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.

Information Regarding Ownership of Common Stock by Participants

The number of shares of our common stock held by our directors and named executive officers as of June 27, 2011 is set forth under in the Proxy Statement under the section titled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”.

Information Regarding Transactions in Common Stock by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Nominees for Election” and “Other Executive Officers” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Securities Bought (Sold)
Andrew Filipowski	April 21, 2009	350,000 (Sold)
Julie Allickson	August 10, 2009	5,000 Bought – exercise stock options
Julie Allickson	August 10, 2009	2,708 (Sold)

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix B or in the Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, except as set forth below, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix B or in the Proxy Statement, none of the participants listed above or any of their associates have (i), other than the change in control provisions in the employment agreements with our executive officers which is described in the Proxy Statement under “Employment Agreements and Change in Control Arrangements”, any arrangements or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Preliminary Proxy-Subject to Completion

WHITE PROXY

PROXY

CRYO-CELL INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS –AUGUST 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated July 25, 2011, revoking any proxy previously given, hereby appoint(s) Mercedes Walton and Jill Taymans as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Cryo-Cell International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 5:00p.m. Eastern time on Thursday August 25, 2011, at the Courtyard by Marriott, 4014 Tampa Road, Oldsmar, Florida 34677, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR SET FORTH HEREIN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

It is important that each stockholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

PLEASE DO NOT FORGET TO DATE THIS PROXY.

(Continued and to be voted on reverse side.)

Preliminary Proxy-Subject to Completion

WHITE PROXY

CRYO-CELL INTERNATIONAL, INC. OFFERS SHAREHOLDERS OF

RECORD THREE WAYS TO SUBMIT YOUR PROXY

Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you had returned

your WHITE proxy card. We encourage you to use these cost effective and convenient ways of submitting a proxy,

24 hours a day, 7 days a week.

Proxies submitted by the Internet or telephone must be received by 11:59PM,

Eastern on August 25, 2011.

TELEPHONE PROXY SUBMISSION	INTERNET PROXY SUBMISSION

Call TOLL FREE 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Log on to the Internet and go to http://proxy.georgeson.com/ Follow the steps outlined on the secure website.

Annual Meeting Proxy Card	CONTROL NUMBER

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

ê

A- Proposals—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND 2.

1. Election of Directors:	01 Mercedes Walton 04 Andrew Filipowski	02 Anthony Atala, M.D. 05 Anthony Finch	03 Scott Christian 06 James Pellow

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	For All EXCEPT – To withhold authority to vote for any nominee(s), write the names(s) of such nominee(s) below. ___________________

2. Ratify the appointment of Grant Thornton LLP as the independent registered public accountants of the Company and its subsidiaries for the year ending November 30, 2011	FOR _______	Against_________ Abstain ___________

3. Upon such other matters as may properly come before the meeting

2

B – Non-Voting Items

Change of Address – Please print new address below.

C – Authorized Signature – This section must be completed for your vote to be counted. – Date and Sign Below

PLEASE DATE AND SIGN name(s) exactly as shown on this WHITE proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

PLEASE DO NOT FORGET TO DATE THIS PROXY.

WHITE PROXY

Preliminary Proxy-Subject to Completion

3